UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

ARCIMOTO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement for

Special Meeting of Shareholders

to be held October 13, 2023

This supplement, dated October 10, 2023, supplements the definitive proxy statement (the “Proxy Statement”) of Arcimoto, Inc. filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2023 relating to the Company’s special meeting of the shareholders (the “Special Meeting”), previously scheduled to be held on October 5, 2023 and subsequently adjourned to October 13, 2023 at 311 Chambers Street, Eugene, Oregon 97402 at 9:00 AM PDT. The Special Meeting was called to order at 9:00 AM PDT, on Thursday, October 5, 2023 and then adjourned.

Notice is hereby given that the Special Meeting has been adjourned and will reconvene at 9:00 AM PDT on Friday, October 13, 2023. The Special Meeting will be held at 311 Chambers Street, Eugene, Oregon 97402. No changes have been made to the record date or the proposals to be brought before the Special Meeting, which are presented in the Proxy Statement. Shareholders of record at the close of business on September 6, 2023 who have not yet voted are encouraged to vote by 11:59 p.m., Eastern Time (EDT) on October 12, 2023, are entitled to vote at the Special Meeting to be held on October 13, 2023, and may participate in the meeting using the control number included in the previously-distributed proxy materials.